                                                                    EXHIBIT 4(f)




        FIRST AMENDMENT TO FIRST AMENDED AND RESTATED  CREDIT  AGREEMENT


     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of the 7th day of April, 1994, by and among Holly Corporation ("Borrower"), Navajo Refining Company ("Navajo"), Holly Petroleum, Inc. ("Holly Petroleum"), Navajo Pipeline Co. ("Navajo Pipeline"), Navajo Holdings, Inc. ("Navajo Holdings"), Lea Refining Company ("Lea"), Navajo Western Asphalt Company ("Navajo Western"), (Navajo, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea and Navajo Western collectively referred to herein as "Guarantors"), Montana Refining Company, A Partnership ("Montana") and Navajo Crude Oil Marketing Company ("Navajo Crude"), NationsBank of Texas, N.A., as Agent ("Agent"), and NationsBank of Texas, N.A., Banque Paribas, The First National Bank of Boston, and The Bank of Nova Scotia (collectively, "Lenders"),

                              W I T N E S S E T H:

     WHEREAS, Borrower, Guarantors, Montana, Agent and Lenders have entered into that certain First Amended and Restated Credit Agreement dated as of July 23, 1993 (the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Guarantors, Montana, Navajo Crude, Agent and Lenders desire to amend the Original Agreement for the purposes expressed herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower and of the letters of credit which may hereafter be issued, extended and renewed by Lenders for the account of Borrower and for the account of Montana, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

              "Amendment" shall mean this First Amendment to First Restated and Restated Credit Agreement.

              "Credit Agreement" shall mean the Original Agreement as amended hereby.

                                  ARTICLE II.

                        Amendments to Original Agreement

     Section 2.1. Defined Terms. The definition of "Guarantors" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

              "Guarantors. Navajo, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western and Navajo Crude."

     The following definition of "Navajo Crude" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Navajo":

              "Navajo Crude. Navajo Crude Oil Marketing Company, a Texas corporation."

     Section 2.2. Working Capital. Section 7.8 of the Original Agreement is hereby amended in its entirety to read as follows:

              "Section 7.8. Working Capital. The Related Persons shall not permit Consolidated Current Assets, minus Consolidated Current Liabilities to be less than Ten Million Dollars ($10,000,000) at any time except that in each year commencing 1994, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Sixteen Million Dollars ($16,000,000). For purposes of this Section 7.8, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement which are required to be repaid within one year from the time of calculation."

     Section 2.3. Borrower's Working Capital. Section 7.9 of the Original Agreement is hereby amended in its entirety to read as follows:

              "Section 7.9. Borrower's Working Capital.  The Related
     Persons shall not, at any time, permit Consolidated Current Assets, minus Consolidated Current Liabilities to be less than Five Million Six Hundred Thousand Dollars ($5,600,000) except that in each year commencing 1994, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Eleven Million Six Hundred Thousand Dollars ($11,600,000). For purposes of this section only, the current assets and current liabilities of Montana and the Montana General Partners shall be excluded from the calculation of Consolidated Current Liabilities and Consolidated Current Assets. For purposes of this
     Section 7.9, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement which are required to be repaid within one year from the time of calculation."

                                  ARTICLE III.

                          Conditions of Effectiveness

     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, each Guarantor, Montana, Navajo Crude and each Lender, and (ii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

              (a) First Supplement to Guaranty. A Second Supplement to Guaranty executed by Borrower, Guarantors and Navajo Crude
     ("Guaranty Supplement"), dated of even date herewith, substantially in the form of Exhibit A attached hereto.

              (b) Second Supplement to Security Agreement. A Second Supplement to Security Agreement executed by Borrower, Navajo Crude and Guarantors ("Security Agreement Supplement"), dated of even date herewith, substantially in the form of Exhibit B attached hereto, pursuant to which Navajo Crude will grant to the Lenders a security interest in all property of Navajo Crude of the type presently covered by the Security Agreement.

              (c) Financing Statements. Financing statements naming Navajo Crude as debtor and Agent as secured party as agent for the Lenders, for filing in the State of Texas ("Financing Statements")
     (the Guaranty Supplement, the Security Agreement Supplement and the Financing Statements collectively, the "Supplemental Security Documents").

              (d) Supporting Documents. Agent shall have received, in form and substance satisfactory to Agent, (i) a certificate of the Secretary of Navajo Crude dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Navajo Crude authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of Navajo Crude authorized to sign this Amendment and (ii) such supporting documents as Agent may reasonably request.

                                  ARTICLE IV.

                         Representations and Warranties

     Section 4.1. Representations and Warranties of Related Persons. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants as to itself and each other Related Person, and each other Related Person represents and warrants as to itself, to each Lender that:

              (a)          The representations and warranties contained in
     Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

              (b) Each of Borrower, each Guarantor, Montana and Navajo Crude is duly authorized to execute and deliver this Amendment and the Supplemental Security Documents to which it is a party, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each of Borrower, each Guarantor, Montana and Navajo Crude has duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder and thereunder.

              (c) The execution and delivery by each of Borrower, each Guarantor, Montana and Navajo Crude of this Amendment and the Supplemental Security Documents to which it is a party, the performance by such Person of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of any of its organizational documents, or of any material agreement, judgment, license, order or permit applicable to or binding upon it, or result in the creation of any lien, charge or encumbrance upon any assets or properties or any of its assets. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of Borrower, any Guarantor, Montana or Navajo
     Crude of this Amendment or the Supplemental Security Documents or to consummate the transactions contemplated hereby and thereby.

              (d) When duly executed and delivered, each of this Amendment and the Supplemental Security Documents to which it is a party will be a legal and binding obligation of Borrower, Guarantors, Montana and Navajo Crude enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                                   ARTICLE V.

                                 Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of each of Borrower, Guarantors, Montana and Navajo Crude herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower, any Guarantor, Montana or Navajo Crude hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Person under this Amendment and under the Credit Agreement.

     Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                      HOLLY CORPORATION, a Delaware
                                        corporation


                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President, Treasurer and
                                          Controller

                                      NAVAJO REFINING COMPANY, a Delaware
                                        corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      NAVAJO PIPELINE CO., a New Mexico
                                        corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      NAVAJO HOLDINGS INC., a New Mexico
                                        corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer


                                      HOLLY PETROLEUM, INC., a Delaware
                                        corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      LEA REFINING COMPANY, a Delaware
                                        corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      NAVAJO WESTERN ASPHALT COMPANY, a
                                        New Mexico corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      MONTANA REFINING COMPANY, A
                                        PARTNERSHIP, a Montana general
                                        partnership

                                      By: Navajo Northern, Inc., its
                                          General Partner and a Nevada
                                          corporation

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      NAVAJO CRUDE OIL MARKETING COMPANY

                                      By: /s/ HENRY A. TEICHHOLZ
                                          Henry A. Teichholz
                                          Vice President and Treasurer

                                      NATIONSBANK OF TEXAS, N.A.,
                                        as Agent

                                      By: /s/ RANDALL L. OSTERBERG
                                          Randall L. Osterberg
                                          Vice President

                                      NATIONSBANK OF TEXAS, N.A.

                                      By: /s/ RANDALL L. OSTERBERG
                                          Randall L. Osterberg
                                          Vice President

                                      BANQUE PARIBAS

                                      By: /s/ JEAN WEHNER
                                          Name: Jean Wehner
                                          Title: Senior Vice President

                                      By: /s/ MARIAN LIVINGSTON
                                          Name: Marian Livingston
                                          Title: Vice President

                                      THE FIRST NATIONAL BANK OF BOSTON

                                      By: /s/ H. LOUIS BAILEY
                                          H. Louis Bailey
                                          Director

                                      THE BANK OF NOVA SCOTIA

                                      By: /s/ CLAUDE ASHBY
                                          Claude Ashby
                                          Senior Assistant Agent